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                                                                    Exhibit 10.2


                          RESTRICTED STOCK AGREEMENT

 Award Granted To          Award Grant Date                Number of Shares
 ----------------          ----------------                ----------------


     1. THE AWARD. Alliant Techsystems Inc., a Delaware corporation (the "Company"), hereby awards to the individual named above (the "Director"), as of the above Award Grant Date, the above Number of Shares of Common Stock, par value $.01 per share, of the Company (the "Restricted Stock") on and subject to the terms, conditions and restrictions set forth in this Restricted Stock Agreement (this "Agreement") and in the Alliant Techsystems Inc. Non-Employee Director Restricted Stock Plan (the "Plan").

     2. RESTRICTIONS. The Restricted Stock is subject to the restrictions described in Section 2.7 of the Plan for the Restricted Period defined in
Section 2.4 of the Plan, subject in each case to the other provisions of the Plan.

     3. INCOME TAXES. The Director is liable for any federal, state and local income taxes applicable upon receipt of the Restricted Stock upon expiration of the Restricted Period. The Director shall promptly pay to the Company, upon demand, any withholding amount required by the Company to be collected as a result of any such applicable income taxes.

     4. ACKNOWLEDGEMENT. Certificates representing the Restricted Stock will not be issued in the name of the Director until the Director dates and signs the form of Acknowledgement below and returns to the Company a signed copy of this Agreement and the stock power required by Section 2.7(c) of the Plan. By signing the Acknowledgement, the Director agrees to the terms and conditions referred to in Paragraph 1 above and acknowledges receipt of a copy of the Plan.


ACKNOWLEDGMENT:                       ALLIANT TECHSYSTEMS INC.

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    Director's Signature                   Richard Schwartz
                                           President and Chief
---------------------------                Executive Officer
        Date

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  Social Security Number